                                                                   Exhibit 10.26

                              FORBEARANCE AGREEMENT

      This Forbearance Agreement (this "Agreement") dated as of this ____ day of June, 2002 by and among Wachovia Bank, National Association, successor-by-name change to First Union National Bank ("Agent"), for itself and as agent for Fleet National Bank, successor-by-merger to Summit Bank ("Fleet") and JP Morgan Chase Bank, successor-by-name change to The Chase Manhattan Bank ("Chase") (sometimes hereinafter collectively referred to as the " Lenders"), Measurement Specialties, Inc. ("Borrower"), Measurement Specialties UK Limited. ("MSUK"), IC Sensors, Inc. ("IC"), Measurement Limited ("ML"), Jingliang Electronics (Shenzen) Co., Ltd. ("Jingliang") and Terraillon Holdings Limited ("THL").

                                   BACKGROUND

      A. Pursuant to the terms of a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated February 28, 2001, all amendments thereto and various other documents, instruments and agreements, by and between Lenders and Borrower (the "Loan Agreement", which term will, upon execution, include this Agreement), Lenders have made available to Borrower (i) a revolving line of credit of up to Seventeen Million ($17,000,000.00) Dollars (the "Revolving Credit"), which includes a sub-line of credit of up to Three Million Five Hundred Thousand ($3,500,000.00) Dollars made available to MSUK (the "MSUK Sub-limit"); (ii) a term loan in the original principal amount of Twenty-Five Million ($25,000,000.00) Dollars ("Term Loan"); (iii) an excess revolving credit facility in the original principal amount of Six Million ($6,000,000.00) Dollars (the "Excess Facility"). The Revolving Credit, the Excess Facility, and the Term Loan are evidenced by various promissory notes between Borrower and Lenders, each of which evidences the individual bank's pro rata share of each loan. Said promissory notes are hereinafter collectively referred to as the "Notes". The Revolving Credit, the Term Loan, and the Excess Facility are hereinafter collectively referred to as the "Credit Facilities."

      B. As collateral security for all existing and future indebtedness, liabilities and obligations of Borrower to Lenders, pursuant to the Loan Agreement, Borrower granted Lenders a security interest in and to all of Borrower's personal property, including without limitation, accounts, inventory, furniture, equipment, machinery, contract rights and general intangibles, now or hereafter owned by Borrower (the "Personal Property Collateral").

      C. As an inducement to Lenders to make available the Credit Facilities, pursuant to a certain unconditional Amended and Restated Guaranty dated February 28, 2001 (the "Guaranty") executed and delivered by IC to Lenders, IC unconditionally guaranteed, as surety, the prompt payment and due performance of all of Borrower's indebtedness, liabilities and obligations to the Lenders.

      D. As additional security for all activities and future indebtedness, liabilities and obligations of Borrower to Lenders, IC granted Lenders a security interest in all of IC's personal property, including without limitation accounts, inventory, furniture, equipment, machinery, contract rights and general intangibles, now or hereafter owned by IC (the "IC Collateral").

      E. As additional security for all existing and future indebtedness, liabilities and obligations of Borrower to Lenders, Borrower has granted to Lenders security interests in other collateral, as set forth in the Financing Agreements. The Personal Property Collateral, the IC Collateral and all other Collateral securing the Revolving Credit, the Excess Facility, or the Term Loan are sometimes hereafter referred to as the "Collateral."

      F. The Loan Agreement, the Notes, the Mortgages and the Guaranty are hereinafter collectively referred to as the "Financing Agreements." Unless otherwise defined, all capitalized terms set forth herein shall have the same meaning as those in the Financing Agreements. Borrower's liabilities, obligations and indebtedness to Lenders evidenced and/or secured by the Financing Agreements are hereinafter collectively referred to as the "Obligations".

      G. Borrower is in default under the Financing Agreements as described on Exhibit "A" attached hereto (the "Existing Defaults") and made a part hereof.

      H. Borrower has requested that Lenders forbear from exercising their rights and remedies under the Financing Agreements and Lenders are willing to do so pursuant the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:

            1. CONFIRMATION OF EXISTING INDEBTEDNESS. Borrower, MSUK, IC, ML, Jingliang, and THL hereby unconditionally acknowledge and confirm that the following sums are due and owing as of June 20, 2002:

      REVOLVING CREDIT

            Principal                   $15,303,308.73

      EXCESS FACILITY

            Principal                   $ 4,396,000.00

      TERM LOAN

            Principal                   $ 7,163,953.33

      TOTAL INDEBTEDNESS                $26,863,262.06
                                        ==============

and that the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses including, without limitation, expenses reimbursable to Lenders pursuant to and evidenced by the Financing Agreements, are owing by Borrower to Lenders without claim, counterclaim, right to recoupment, defense or set-offs of any kind or any nature whatsoever. TO THE EXTENT THAT ANY SUCH CLAIM, COUNTERCLAIM, RIGHT RECOUPMENT, DEFENSE OR SETOFF EXIST, BORROWER, MSUK, IC, ML, JINGLIANG, AND THL EXPRESSLY WAIVE AND RELEASE SAME. Interest on account of the Obligations continues to accrue at Prime + 3%.

      2. RATIFICATION, REAFFIRMATION AND CONFIRMATION.

            (a) Borrower hereby ratifies, confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements (except as modified or amended hereby), and hereby agrees that Borrower remains unconditionally liable to Lenders in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents. Borrower further hereby ratifies, confirms and reaffirms that all collateral, liens, security interests, mortgages and pledges created pursuant to the Financing Agreements and/or referred to therein continue unimpaired and in full force and effect, except as expressly modified hereby, and secure and shall continue to secure all of the debts, liabilities and Obligations of Borrower to Lenders;

            (b) IC hereby ratifies, confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Guaranty, and hereby agrees that IC remains unconditionally liable to Lenders in accordance with the terms, covenants and conditions of the Guaranty;

            (c) Borrower and IC hereby ratify and confirm that Borrower and IC are in default under the Financing Agreements as specified in Exhibit "A" hereto and all required notices under the Financing Agreements have been received or are hereby waived;

            (d) Borrower and IC remain obligated for and hereby reaffirm and agree to pay, within the time set forth in this Agreement, any and all reasonable attorneys' fees and expenses heretofore and hereafter incurred by Lenders in connection with the preparation, negotiation and/or enforcement of the Financing Agreements and this Agreement.

      3. REPRESENTATIONS AND WARRANTIES. Borrower and IC represent and warrant to Lenders as follows:

            (a) Borrower and IC are corporations duly incorporated, validly subsisting and in good standing under the laws of their states/countries of incorporation. Borrower and IC have taken all action required to execute and deliver this Agreement and to perform the transactions contemplated hereby including, without limitation, securing the approval of their respective boards of directors;

            (b) The making and performance of this Agreement will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

                  (i) Violate the charter, minutes or by-laws of Borrower or IC, violate any law or result in a default under any contract, agreement or instrument to which Borrower or IC are a party or by which Borrower /IC or their properties or assets are or may be bound; or

                  (ii) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any asset of Borrower or IC, except such as are in favor of Lenders;

            (c) Borrower and IC have the power, authority and capacity to enter into and perform this Agreement and to incur the Obligations herein provided for;

            (d) This Agreement is valid, binding and enforceable against Borrower and IC, in accordance with its respective terms;

            (e) Except as set forth on Exhibit 3(e) attached hereto, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, or the property of Borrower, in any court or before any governmental authority or arbitration board or tribunal. Borrower is not in default under any order of any court, governmental authority, arbitration board or tribunal or administrative agency;

            (f) Except as set forth on Exhibit 3(f) attached hereto, Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all of the properties and assets it purports to own including any and all property reflected in its financial statements, free from consensual liens and encumbrances of any third party, except for liens and encumbrances in favor of Lenders. To the best of Borrower's knowledge, there are no non-consensual liens or encumbrances on such properties or assets in favor of any third party;

            (g) Borrower has complied in all material respects with all applicable laws with respect to (i) the conduct of its business operations, and
(ii) the use, maintenance and operation of the real and personal property owned or leased by it in the operation of its business;

            (h) No representation or warranty by Borrower contained herein, or in any certificate or other document furnished by Borrower pursuant hereto, contains any untrue statements of material fact or omits to state a material fact necessary to make any such representation or warranty not misleading in light of the circumstances under which it was made; and

            (i) No consent, approval or authorization of, or filing, registration or qualification with, any person or entity is required to be obtained by Borrower in connection with the execution and delivery of this Agreement or the undertaking or performance of any obligation hereunder.

      4. CONDITIONS PRECEDENT. As a condition precedent to Lenders' Obligations hereunder, Lenders shall have received each of the following (all documents to be in form and substance satisfactory to Lenders) on or before the date hereof:

            (a) This Agreement, duly executed by Borrower, IC, ML, Jingliang, and THL;

            (b) Certified (as of the date hereof) copy of a resolution of the boards of directors of Borrower and IC authorizing the execution and delivery of this Agreement and Borrower's/IC's performance hereunder and under any and all related instruments, documents and agreements;

            (c) A certificate of the corporate secretary of each of the Borrower and IC as to the incumbency and specimen signatures of the officers of Borrower and IC executing this Agreement and each other document to be executed and/or delivered pursuant hereto;

            (d) Borrower shall have paid the Forbearance Fee provided in paragraph 9(i) hereof; and

            (e) Borrower shall have paid any Overadvance in excess of the Permitted Overadvance, if any, as determined in accordance with paragraph 7 of this Agreement.

      5. TEMPORARY FORBEARANCE. Lenders agree to forbear from exercising their rights and remedies under the Financing Agreements, which Lenders are entitled to exercise as a result of, among other things, the occurrence of the Existing Defaults, during the period (the "Temporary Forbearance Period") commencing on the date hereof and ending on the earlier of (a) November 1, 2002, or (b) the date on which any Terminating Event (as hereinafter defined) occurs (such earlier date, the "Forbearance Termination Date"). For the purposes of this Agreement, the term "Terminating Event" shall mean (i) the occurrence of any breach or violation of any provision of this Agreement, (ii) if any representation made by Borrower in connection with this Agreement is untrue in any material respect, (iii) filing by or against Borrower or any of them of a proceeding under the United States Bankruptcy Code, (iv) there occurs a violation or Event of Default (howsoever defined in the Financing Agreements) under the Financing Agreements, other than an Existing Default. In the Event of a non-monetary Event of Default, Borrower shall have five (5) days in which to cure such default.

      6. OCCURRENCE OF TERMINATING EVENT. Borrower and IC expressly understand and further agree that upon the occurrence of a Terminating Event, the Temporary Forbearance Period may be terminated by Lenders. If the Terminating Event arises as a result of the failure of Borrower to make any payment due under the terms hereof (a "Monetary Default"), no notice or demand will be required for Lenders to terminate the Temporary Forbearance Period. If the Terminating Event is other than a Monetary Default (a "Non-Monetary Default"), Agent shall provide a notice of such Non-Monetary Default and Borrower shall have five (5) days from the date of such notice to cure the Non-Monetary Default (the "Cure Period"). If Borrower fails to cure the Non-Monetary Default within the Cure Period, the Lenders may terminate the Temporary Forbearance Period. Lenders are relying on all terms, covenants, conditions, warranties and representations set forth in this Agreement including, without limitation, Lenders' right to terminate the Temporary Forbearance Period as aforesaid, as a material inducement to Lenders to enter into this Agreement.

      7. REVOLVING CREDIT. During the Forbearance Period, Borrower shall be entitled to paydown and borrow under the Revolving Credit subject to the following terms and limitations:

            (a) Availability and the outstanding balance under the Revolving Credit will be capped at Twenty-Two Million Four Hundred Thousand
($22,400,000.00) Dollars (the "Maximum Availability"). The Maximum Availability, and the outstanding balance under the Revolving Credit, will be reduced to $ 21,500,000.00 on July 31, 2002 (the "July 31 Maximum Availability");

            (b) Commencing on the earlier of September 30, 2002 or the closing of the THL Sale, the July 31 Maximum Availability, and the outstanding balance under the Revolving Credit, will be reduced to $13,500,000.00 (the "September 30 Maximum Availability"). However, from that date forward, the availability under the Revolving Credit will be limited to the lesser of (i) the September 30 Maximum Availability, or (ii) Eligible Collateral minus $1,000,000.00;

            (c) Currently, Borrower has an advance under the Revolving Credit in excess of the Eligible Collateral as determined under the Financing Agreements (the "Overadvance"). Absent a Terminating Event, Borrower may maintain the Overadvance at not greater than $9,000,000.00 Dollars through July 31, 2002 (the "Permitted Overadvance"). The Permitted Overadvance shall be reduced to $8,000,000.00 on August 1, 2002;

            (d) The Overadvance must be eliminated on the earlier of (i) the sale of THL; or (ii) September 30, 2002. It shall be a Terminating Event hereunder if the Overadvance should exceed the Permitted Overadvance, or if there shall be any outstanding loans under the Revolving Credit in excess of the Maximum Availability in effect at that time;

            (e) The MSUK Sub-limit is hereby terminated, and MSUK shall have no further ability to draw down on the Revolving Credit; and

            (f) Borrower will submit a Borrowing Base Certificate on or before Tuesday of each week. There shall be no grace period for the submission of the weekly Borrowing Base Certificate. Each such Borrowing Base Certificate shall calculate Eligible Collateral as of Friday of the preceding week.

            (g) Daily all available funds of Borrower on deposit with Agent shall be applied in reduction of the Revolving Credit subject to re-advance in accordance with the terms hereof.

            (h) Requests for advances may be submitted by Borrower to Agent daily, subject to section 8.2 of the Loan Agreement, as modified hereby, provided, however, that no advance will be made by Agent if (i) a Monetary Default has occurred; (ii) a Non-Monetary Default has occurred for which the Cure Period has not expired; (iii) Lenders shall have terminated the Temporary Forbearance Period in accordance with paragraph 6 hereof; (iv) the Temporary Forbearance Period shall have expired; (v) such advance would exceed the Maximum Availability; (vi) such advance would cause an Overadvance in excess of the Permitted Overadvance; or (vii) such advance would be in excess of the limitation set forth in paragraph 7(b) above. Each advance shall act as a reaffirmation by Borrower of all representations and warranties contained in the Loan Agreement, as modified hereby.

            (i) In the event of a non-monetary Event of Default, the Lenders shall have no obligation to make any advances under the Revolving Credit unless and until such default is cured within the five (5) day period set forth in Paragraph 5 above.

      8. REPAYMENT OF OBLIGATIONS DURING TEMPORARY FORBEARANCE PERIOD. During the Temporary Forbearance Period:

            (a) Interest shall be payable monthly in arrears on account of each of the Notes at a rate of interest of Prime + 3%. Upon the occurrence of a Terminating Event, the interest rate on each of the Notes will increase by an additional two (2%) percent per annum without the necessity of notice or demand to Borrower;

            (b) Borrower shall remain obligated to make all payments of principal provided for in the Term Notes in a timely manner without necessity of notice or demand from Lenders;

            (c) Upon expiration of the Temporary Forbearance Period, all Obligations shall be immediately due and payable in full without the necessity of any notice or demand, and any interest rate hedge contracts will immediately mature and any termination charges will be immediately payable in full;

            (d) Borrower represents and warrants that it is attempting to sell certain assets, including, without limitation, THL, the California Wafer Facility and certain consumer inventory (the "Consumer Inventory"). Borrower agrees to actively seek a purchaser for, and to actively pursue the sale of, said assets. All proceeds from the sale of assets by Borrower in other than the ordinary course of business shall, after payment of actual and reasonable costs of sale, be applied to the Revolving Credit as/when received; and

            (e) Borrower has delivered to Lenders an assignment of its Federal Income Tax refund. All proceeds therefrom shall be deposited into Borrower's account with Agent to pay down the Revolving Credit, subject to re-advance pursuant to the terms hereof.

      9. ADDITIONAL COVENANTS OF BORROWER. The following shall be applicable to Borrower's operations during the term of the Temporary Forbearance Period:

            (a) Borrower shall continue to provide to Lenders all financial reporting required under the Financing Agreements. However, Borrower's future delinquency in making timely SEC filings shall not constitute a Terminating Event;

            (b) Borrower, through SSG Capital Advisors, shall provide to Lenders weekly status reports regarding their efforts to sell THL;

            (c) Borrower shall maintain all depository accounts with Lenders;

            (d) There shall be no transfers of any assets by Borrower except in the ordinary course of business, without the prior approval of Lenders, which approval right Lenders may exercise in their sole discretion. Such transfers shall include, without limitation, sale of THL, the California Wafer Facility. In the event that any assets are sold, the proceeds therefrom shall, after payment of actual and reasonable costs of sale, be applied to the Revolving Credit;

            (e) The Borrower has identified approximately $2.2 million worth of Consumer Inventory that is slow-moving. Lenders have consented to the liquidation of same, and Borrower agrees to use its best efforts to maximize the value thereof. Any proceeds generated from the sale of said assets shall be applied to the Revolving Credit;

            (f) Borrower and IC agree to close on the sale of the California Wafer Facility in a time period and for an amount acceptable to the Lenders;

            (g) Borrower agrees to notify Moore Stephens (the "Receiver"), who has been appointed as a receiver to liquidate MSUK, of the covenants contained herein and will direct the Receiver to remit all proceeds of liquidation to which Borrower is legally entitled to Agent;

            (h) The financial records of Borrower shall be subject to review from time to time, and at such time as Lenders may reasonably request (during normal business hours), by accountants retained by Lenders, with the reasonable expense thereof to be paid by Borrower upon demand;

            (i) The Collateral shall be subject to review from time to time, and at such time as the Lenders may reasonably request, by appraisers retained by the Lenders, with the reasonable expense thereof to be paid by Borrower on demand;

            (j) In consideration of Lenders entering into this Agreement, Borrower shall pay to Lenders a forbearance fee of $50,000.00 which shall be fully earned upon execution of this Agreement;

            (k) On or before July 19, 2002, MSI shall execute documents satisfactory to Lenders to effectuate a pledge to the Agent of the remaining 35% of issued and outstanding shares of THL stock, so that 100% of the stock will then be pledged to Agent;

            (l) On or before July 19, 2002, MSI shall execute documents satisfactory to Lenders to effectuate a pledge to the Agent of the remaining 35% of issued and outstanding shares of ML stock, so that 100% of the stock will then be pledged to Agent; and

            (m) Borrower agrees to issue on or before July 19, 2002, warrants in favor of Lenders, giving Lenders the right to acquire in the aggregate 594,456 shares (4.99%) of Borrower's outstanding shares of common stock. Said warrants shall be in a form acceptable to the Lenders, in their sole discretion. Such warrants shall not be transferable by Lenders prior to termination of the Temporary Forbearance Period, and then may be transferred in accordance with applicable law. The warrants shall be exercisable for a period of five (5) years from November 10, 2002 at an exercise price equal to the lesser of (i) the average closing price of Borrower's common stock on the five (5) business days preceding the date of this Agreement; or (ii) the average closing price of Borrower's common stock on the five (5) business days preceding November 10, 2002. Lenders agree to return 50% of said warrants for cancellation if Borrower is in full compliance with the terms hereof on October 1, 2002 to return the other 50% of said warrants for cancellation if the Obligations are repaid in full on or before November 1, 2002.

      10. ELIMINATION OF NEGATIVE COVENANTS. In consideration for the covenants of Borrower in this Agreement, the Negative Covenants applicable to ML and MSUK, as set forth in Section 7 in the Loan Agreement, are hereby deleted from the Financing Agreements. Additionally, the Lenders have agreed to modify certain representations, warranties and covenants in the Loan Agreement. Such modifications are set forth on Exhibit "10" attached hereto.

      11. AMENDMENT TO NOTES. The terms of the Notes are hereby amended to make the maturity dates thereof November 1, 2002.

      12. FOREIGN EXCHANGE FACILITY. Lenders have previously made available to Borrower a certain Foreign Exchange Facility. Said Foreign Exchange Facility is hereby terminated.

      13. REMEDIES OF LENDERS. At Lenders' option, upon the occurrence of a Terminating Event, without further notice to Borrower or IC, the Obligations shall become immediately due and payable and Lenders may exercise its remedies provided under the Financing Agreements and at law or equity.

      14. NO WAIVER OF EXISTING DEFAULT. This Agreement is not and shall not be deemed to be a waiver of the Existing Defaults or defaults which hereafter occur under the Financing Agreements. Borrower and IC expressly acknowledge and agree that the Existing Defaults constitute an Event of Default under the Financing Agreements and that any notices of, or periods of time for curing, such Events of Default have expired or have been (or are hereby) waived by Borrower and IC.

      15. FORBEARANCE LIMITATION This Agreement shall not be deemed to apply to any indebtedness or obligations of Borrower to Lenders other than the Obligations.

Borrower and IC recognize that no forbearance exists as to any other such indebtedness or obligations.

      16. NO DEFENSES, ETC. Borrower and IC hereby confirm and reconfirm that as of the date hereof there are no existing defenses, claims, counterclaims or rights of recoupment or set-off against Lenders in connection with the negotiation, preparation, execution, performance or any other matters relating to this Agreement or the Financing Agreements. Borrower and IC further acknowledge and agree that, notwithstanding anything to the contrary set forth in this Agreement, Lenders has no obligation to further amend the Financing Agreements, or enter into any other instruments, agreements or documents regarding any of the same with Borrower or IC, and that Lenders, and their representatives have not made any agreements with, or commitments or representations or warranties to, Borrower or IC (either in writing or oral) other than as expressly stated in this Agreement. Borrower and IC further acknowledge and agree that, except as expressly set forth in this Agreement, Lenders have no obligation to forebear from the exercise of their rights and remedies to collect the indebtedness described in this Agreement.

      17. RELEASE. In consideration of the accommodations being made by Lenders to or for the benefit of Borrower under this Agreement each of Borrower, ML, IC, Jingliang, and THL (the "Releasing Parties"), for itself, themselves and their respective agents, employees, successors and assigns, do hereby remise, release and forever discharge Lenders, and its agents, employees, attorneys, representatives, officers, successors and assigns of and from any and all claims, counterclaim, demands, actions and causes of action of any nature whatsoever, whether at law or in equity including, without limitation, any of the foregoing arising out of, or relating to the transactions described in this Agreement, which against Lenders, or its agents, employees, representatives, officers, successors or assigns, or any of them, the Releasing Parties now have or hereafter can or may have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of this Agreement.

      18. NO COERCION OR DURESS. Each of Borrower and IC hereby represents and warrants that such party is fully aware of the terms set forth in this Agreement and has voluntarily, and without coercion or duress of any kind, entered in this Agreement intending to be legally bound by its terms.

      19. NO CONTEST TO COLLATERAL SECURITY. In consideration of this Agreement, Borrower hereby agrees that, after the occurrence of a Terminating Event, it will not contest the exercise of Lenders' rights to foreclose or otherwise take action with respect to the liens on and security interests of Lenders in and to the collateral security for the Obligations under the Financing Agreements, or to contest the appointment of any receiver in connection of the operation of any of such Collateral.

      20. RENUNCIATION OF NOTIFICATION OF SALE. Borrower and IC hereby renounce any rights of notification of sale they may have pursuant to Section 9611 of the Uniform Commercial Code as enacted in the State of New Jersey. Borrower and IC acknowledge that this renunciation is intended to be a renunciation after default as described in Section 9611 of the Uniform Commercial Code.

      21. NOTICES. All notices and other communications hereunder or under the Financing Agreements shall be in writing and will be given to the person either personally or by sending a copy thereof by first class mail, postage prepaid, return receipt requested, or by nationally known overnight courier service, charges prepaid, to such person's address as follows:

                               If to Lenders:
                               --------------

                               Wachovia Bank, N.A.
                               123 South Broad Street
                               Philadelphia, PA 19109
                               Attention: Elizabeth Styer, Senior Vice President

                               With a copy to:
                               ---------------
                               Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                               Philadelphia, PA 19102
                               Attention: Donald M. Harrison, Esquire

                               Richard Napierkowski
                               Fleet Bank
                               301 Carnegie Center
                               Mailstop NJ RP 45002L
                               Princeton, NJ 08543

                               Abby Parsonnet, Vice President
                               JP Morgan Chase & Co.
                               380 Madison Avenue
                               9th Floor
                               New York, NY 10017

                               If to Borrower or IC:
                               ---------------------

                               Frank Guidone
                               CRP, LLC
                               13355 Noel Road
                               Suite 1825
                               Dallas, TX 75240

                               Joseph R. Mallon, Jr.
                               Measurement Specialties, Inc.
                               80 Little Falls Road

                               Fairfield, NJ 07004

                               With a copy to:
                               ---------------

                               Paul R. DeFilippo, Esquire
                               Wollmuth Maher & Deutsch LLP
                               500 Fifth Avenue
                               New York, NY 10110

      22. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. LENDERS, BORROWER AND IC HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR IC ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE FINANCING AGREEMENTS OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDERS, BORROWER AND IC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER AND IC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER AND IC ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDERS WOULD NOT ENTER INTO THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT. BORROWER AND IC CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR THE LAYING OF THE VENUE IN SUCH COURT.

      23. INCORPORATION INTO FINANCING AGREEMENTS. This Agreement shall be deemed incorporated into and made a part of the Financing Agreements. Except as expressly set forth in this Agreement, the terms and conditions set forth in the Financing Agreements shall remain in full force and effect. All such instruments, agreements and documents and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment to the Financing Agreements and shall control.

      24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


Attest:                                Measurement Specialties, Inc.


By: /s/ Damon Germanton                By: /s/ Frank Guidone       (SEAL)
      Name: Damon Germanton                 Name: Frank Guidone
      Title: Secretary                      Title: CEO

                                       IC Sensors, Inc.


                                       By: /s/ Frank Guidone      (SEAL)



                                       Measurement Limited

                                       By: /s/ Joseph R. Mallon, Jr. (SEAL)



                                       Jingliang Electronics (Shenzen) Co., Ltd.


                                       By: /s/ Joseph R. Mallon, Jr. (SEAL)



                                       Terraillon Holdings Limited

                                       By: /s/ Joseph R. Mallon, Jr. (SEAL)



                                       FIRST UNION
                                       NATIONAL BANK
                                       For itself, and as
                                       agent for Fleet
                                       Bank and JPMorgan
                                       Chase Bank

                                       By: /s/ Elizabeth Styer
                                          Elizabeth Styer, Senior Vice President


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